UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2020, EagleBank (“EagleBank” or the “Bank”), the wholly owned subsidiary of Eagle Bancorp, Inc. (the “Company”), entered into Second Amended and Restated Employment Agreements with Antonio F. Marquez, Executive Vice President and Chief Lending Officer – Real Estate, and Janice L. Williams, Executive Vice President and Chief Credit Officer, and an Amended and Restated Employment Agreement with Charles D. Levingston, Executive Vice President and Chief Financial Officer (the “Amended Employment Agreements“), and an Amended and Restated Non-Compete Agreement (the “Amended Non-Competes”) with each of Mr. Levingston, Mr. Marquez and Ms. Williams (the “named executive officers”).

Under the Amended Employment Agreements, each of the named executive officers will continue to serve in their respective current positions., until such time as their respective Amended Employment Agreement is terminated in accordance with its terms. Under the Amended Employment Agreements, Mr. Levingston, Mr. Marquez and Ms. Williams are entitled to annual base salaries of $383,040, $463,485 and $466,098, unchanged from their respective current rates of salary, and participation in all health, welfare, benefit, stock, option and bonus plans, if any, generally available to all officers and employees of the Bank or the Company. Mr. Levingston, Mr. Marquez and Ms. Williams are entitled to receive car allowances of $9,000, $13,000 and $9,000, respectively, and are each entitled to a life insurance benefit of $750,000.

The Amended Employment Agreements provide that each of the named executive officers would be entitled to 1.99 times the sum of his or her (a) annual salary at the highest rate in effect during the twelve month period immediately preceding his or her termination date and (b) cash bonus(es) paid in the most recent twelve months, if his or her employment is terminated without cause (as defined) (i) within one hundred twenty (120) days immediately prior to and in conjunction with a change in control or (ii) within twelve (12) months following consummation of a change in control; or within twelve months following consummation of a change in control, his or her title, duties and or position have been materially reduced such that he or she is not in comparable positions in the publicly traded holding company and in the bank (with materially comparable compensation, benefits, contractual terms and conditions and responsibilities and is located within twenty-five (25) miles of his or her primary worksite) to the position he or she held immediately prior to the change in control, and within thirty (30) days after notification of such reduction he or she notifies the Bank that he or she is terminating employment due to such change in his/her employment unless such change is cured within thirty (30) days of such notice by providing him/her with a comparable position (including materially comparable compensation and benefits and is located within twenty-five (25) miles of his/her primary worksite).

If the employment of a named executive officer is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), he or she would be entitled to payment of health insurance premiums under COBRA for one year, and to continued health and life insurance benefits for three years if the termination is in connection with a change in control.

The Amended Employment Agreements contains certain noncompetition, nonsolicitation and nondisparagement provisions.

The Amended Non-Competes provide that in the event of termination of the employment by the Bank of a named executive officer without “cause” as defined in his or her Amended Employment Agreement, including without limitation, in the event of a change in control” as defined in the Amended Employment Agreements, or his or her resignation following a change in control as provided in the Amended Employment Agreements (collectively, “Separation”), and subject to the timely signing and delivery to the Bank by the named executive officer of (a) a General Release and Waiver and (b) continued compliance with the provisions of the Amended Non-Competes, the Bank shall, for one (1) year following the date on which the release is executed and delivered to the Bank, continue to pay such named executive officer, monthly in arrears, salary at the rate being paid as of the termination date, together with an additional amount equal to one-twelfth of the most recent annual cash bonus (incentive plan and discretionary), if any, for each month of the period during which he or she is in full compliance with the provisions of the agreement.

The Amended Non-Competes require that for one year after termination of the Amended Employment Agreement, the named executive officer will not, directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) engage in employment or provide services to any financial services enterprise (including but not limited to a savings and loan association, bank, credit union or insurance company) engaged in the business of offering retail customer and commercial deposit accounts and/or loan products.

The foregoing description of the terms of the Amended Employment Agreements and the Amended Non-Competes does not represent a complete description of all provisions of such agreements. Copies of the Amended Employment Agreements and the Amended Non-Competes are included as Exhibits 10.1 through Exhibit 10.6 to this Form 8-K.

Item 8.01	Other Events

On January 29, 2019, EagleBank also entered into an Amended and Restated Employment Agreement and an Amended and Restated Non-Compete Agreement with Lindsey S. Rheaume, Executive Vice President and Chief Lending Officer – Commercial & Industrial, and an Employment Agreement with Paul Saltzman, Executive Vice President and Chief Legal Officer. Copies of these agreements are included as Exhibits 10.7 through 10.9 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	Amended and Restated Employment Agreement between EagleBank and Charles D. Levingston
10.2	Amended and Restated Non-Compete Agreement between EagleBank and Charles D. Levingston
10.3	Amended and Restated Employment Agreement between EagleBank and Antonia F. Marquez
10.4	Amended and Restated Non-Compete Agreement between EagleBank and Antonio F. Marquez
10.5	Amended and Restated Employment Agreement between EagleBank and Janice L. Williams
10.6	Amended and Restated Non-Compete Agreement between EagleBank and Janice L. Williams
10.7	Amended and Restated Employment Agreement between EagleBank and Lindsey S. Rheaume
10.8	Amended and Restated Non-Compete Agreement between EagleBank and Lindsey S. Rheaume
10.9	Amended and Restated Employment Agreement between EagleBank and Paul Saltzman
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Charles D. Levingston
Charles D. Levingston, Executive Vice President,
Chief Financial Officer

Dated: February 3, 2020